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                                                                     Exhibit 5.1


                                                               December 31, 1998


                             Paine Webber Group Inc.
                              PWG Capital Trust III
                              PWG Capital Trust IV
                               PWG Capital Trust V
                           Preferred Trust Securities


Ladies and Gentlemen:

                  We have acted as counsel for Paine Webber Group Inc., a Delaware corporation (the "Company"), and PWG Capital Trusts III, IV and V, each a business trust created under the Delaware Business Trust Act of the State of Delaware (each a "Trust"), in connection with the proposed issuance by each Trust of its Preferred Trust Securities (the "Preferred Securities"), in each case pursuant to the terms of its Declaration of Trust dated as of October 7, 1996, in the case of Trusts III and IV, and November 9, 1998, in the case of Trust V (the "Declaration" of such Trust), as amended and restated by an Amended and Restated Declaration of Trust (as so amended and restated, the "Amended Declaration" of such Trust), among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of such Trust, to be dated as of the date of the initial issuance of Preferred Securities by such Trust. Pursuant to a Guarantee Agreement (the "Guarantee Agreement" with respect to such Trust), between the Company and The Chase Manhattan Bank, as Trustee (the "Guarantee Trustee"), to be dated as of the date of the initial issuance of Preferred Securities by such Trust, the Preferred Securities will be guaranteed (the "Guarantees") by the Company with respect to distributions and payments upon liquidation, redemption or otherwise, as and to the extent set forth in such Guarantee Agreement. The assets of each Trust will consist of a series of Junior Subordinated Debt Securities (the "Junior
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Subordinated Debentures") of the Company which will be issued under the
Indenture dated December 9, 1996 (the "Base Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"), as supplemented by a Supplemental Indenture with respect to such series to be entered into by the Company and the Indenture Trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture" with respect to such Trust) as of the date of the initial issuance of Preferred Securities by such Trust.


                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on December 9, 1996 and November 4, 1998; (d) the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on November 12, 1998, as amended by Amendment No. 1 thereto to be filed with the Commission on December 31, 1998 with respect to the registration of, among other securities, the Preferred Securities, the Guarantees and certain backup obligations of the Company and the Junior Subordinated Debentures (collectively, the "Securities") under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as so amended, including the form of Prospectus relating to the Securities (the "Prospectus") and the form of Prospectus Supplement relating to the Preferred Securities (the "Prospectus Supplement") forming a part thereof, being hereinafter referred to as the "Registration Statement");
(e) the Certificate of Trust of Trusts III and IV, each dated October 7, 1996 and each filed with the Secretary of State of the State of Delaware on October 7, 1996 and the Certificate of Trust of Trust V dated November 9, l998 and filed with the Secretary of State of the State of Delaware on November 10, 1998; (f) the Declaration of each Trust; (g) the form of the Amended Declaration of each Trust; (h) the Base Indenture; (i) the form of the Supplemental Indenture with respect to each Trust; (j) the form of Preferred Security attached as Annex I to Exhibit B to the form of the Amended Declaration of each Trust; (k) the form of Common Security attached as Annex I to Exhibit C to the form of the Amended Declaration of each Trust; (l) the form of Guarantee Agreement with respect to each Trust; and (m) the form of Junior Subordinated Debenture set forth in

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Article V of the Supplemental Indenture with respect to each Trust.

                  Based on the foregoing, we are of opinion as follows:

                  1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is validly existing and in good standing under the laws of the State of Delaware.

                  2. When a Guarantee Agreement with respect to a particular Trust has been duly authorized, executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by the Guarantee Trustee, such Guarantee Agreement and the Guarantees with respect to the Preferred Securities of such Trust will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

                  3. When (i) the Supplemental Indenture to be entered into in connection with the issuance of a particular series of Junior Subordinated Debentures has been duly authorized, executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by the Indenture Trustee, (ii) the specific terms of a series of Junior Subordinated Debentures have been established in conformity with the Indenture with respect to such Trust and (iii) such series of Junior Subordinated Debentures has been duly authorized, executed and delivered by the Company and authenticated in the manner provided for in such Indenture and delivered against payment therefor as described in the Prospectus and the applicable Prospectus Supplement, such Junior Subordinated Debentures will constitute legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in
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effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

                  We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

                  We know that we are referred to, as counsel who has passed upon the validity of the Guarantees and the Junior Subordinated Debentures, in the Prospectus relating to the Securities forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement, as well as to the use of this letter as an exhibit to the Registration Statement.


                                             Very truly yours,


                                             /s/ Cravath, Swaine & Moore
                                             ---------------------------

Paine Webber Group Inc.
      1285 Avenue of the Americas
           New York, NY 10019

PWG Capital Trust III
      1285 Avenue of the Americas
           New York, NY 10019

PWG Capital Trust IV
      1285 Avenue of the Americas
           New York, NY 10019

PWG Capital Trust V
      1285 Avenue of the Americas
           New York, NY 10019

 404A